Exhibit 99

Piper Jaffray Companies Announces
2017 Third Quarter Results

MINNEAPOLIS – October 26, 2017 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended September 30, 2017.
“Revenues for the quarter were the highest in company history, led by our advisory business,” said Andrew S. Duff, chairman and CEO. “Our investments in the advisory business are producing truly outstanding results for our shareholders as 2017 represents the fourth consecutive year of record annual revenues for this business with a quarter still remaining. Our record performance was driven by broad-based strength across all of our industry teams particularly healthcare, energy and consumer.”
Financial Highlights

	Three Months Ended			Percent Inc/(Dec)
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	3Q '17	3Q '17
	2017	2017	2016	vs. 2Q '17	vs. 3Q '16
U.S. GAAP
Net revenues	$240,567	$197,745	$200,847	21.7%	19.8%
Compensation ratio	70.4%	67.9%	67.3%
Non-compensation ratio	63.7%	22.0%	23.5%
Pre-tax operating margin	(34.2)%	10.0%	9.2%
Net income/(loss)	$(49,713)	$13,573	$10,658	N/M	N/M
Earnings/(loss) per diluted common share	$(3.91)	$0.89	$0.70	N/M	N/M

Non-GAAP(1)
Adjusted net revenues	$241,551	$195,778	$199,001	23.4%	21.4%
Adjusted compensation ratio	64.2%	64.5%	63.8%
Adjusted non-compensation ratio	14.4%	19.9%	19.4%
Adjusted pre-tax operating margin	21.3%	15.6%	16.8%
Adjusted net income	$32,521	$21,274	$20,976	52.9%	55.0%
Adjusted earnings per diluted common share	$2.13	$1.40	$1.37	52.1%	55.5%
N/M — Not meaningful

•	Strong performance in our advisory services business drove record revenues in the third quarter of 2017.

•
Pre-tax operating margin and earnings on a GAAP basis were significantly impacted by a non-cash goodwill impairment charge of $114.4 million associated with our Asset Management segment in the current quarter.

•
On a non-GAAP basis, higher revenue levels drove increased operating leverage and improved pre-tax operating margin both sequentially and year over year which led to a significant increase in earnings.

•
Our rolling 12 month return on average common shareholders' equity was a negative 6.8% at September 30, 2017 due to the non-cash goodwill impairment charge. Our rolling 12 month adjusted return on average common shareholders' equity(2) was 13.9% at September 30, 2017.

(1)     A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
(2)    A non-GAAP measure. See the "Additional Shareholder Information" section for an explanation of the calculation of this non-GAAP measure. We believe that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The variance explanations for net revenues and adjusted revenues are consistent on both a U.S. GAAP and non-GAAP basis.

U.S. GAAP Results and Commentary

Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Sept. 30,	June 30,	Sept. 30,	3Q '17	3Q '17
(Amounts in thousands)	2017	2017	2016	vs. 2Q '17	vs. 3Q '16
Net revenues	$227,988	$183,773	$186,483	24.1%	22.3%
Operating expenses	$196,409	$164,233	$169,745	19.6%	15.7%
Pre-tax operating income	$31,579	$19,540	$16,738	61.6%	88.7%
Pre-tax operating margin	13.9%	10.6%	9.0%

•
Advisory services revenues were $146.8 million, an increase of 95% and 59% compared to the third quarter of 2016 and the second quarter of 2017, respectively. Our results for the current quarter reflect the continuation of our strong performance over the past three quarters elevated by several large fees.

•
Equity financing revenues of $22.1 million decreased 27% compared to a strong year-ago period. Revenues were down 11% compared to the sequential quarter but outperformed our target market where the overall fee pool was down 33%.

•
Debt financing revenues were $21.7 million, down 30% compared to a strong third quarter of 2016, driven by a decline in municipal market issuance. Overall, refunding activity in this market is down 39% for the year.

•
Equity institutional brokerage revenues of $18.4 million decreased 10% and 11% compared to the year-ago period and the sequential quarter, respectively. Historically low volatility resulted in lower trading volumes in the third quarter of 2017. Our declines tracked the market.

•
Fixed income institutional brokerage revenues were $20.7 million, down 20% compared to the third quarter of 2016. A decline in customer flow activity and fewer trading opportunities due to the lack of volatility reduced our revenues. Revenues were up 8% compared to the second quarter of 2017 due to higher trading gains.

•
Investment income/(loss), which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking, energy and senior living funds, and other firm investments, was a loss of $0.7 million for the quarter, compared to income of $4.5 million and $5.3 million in the year-ago period and the sequential quarter, respectively. We recorded gains on our merchant banking portfolio in both of the prior periods.

•
Operating expenses for the third quarter of 2017 were $196.4 million, up 16% and 20% compared to the third quarter of 2016 and the sequential quarter, respectively, due to higher compensation expenses arising from increased revenues, as well as higher acquisition-related compensation costs. These increases were partially offset by lower non-compensation expenses.

•
Segment pre-tax operating margin was 13.9% compared to 9.0% in the year-ago period and 10.6% in the second quarter of 2017. Pre-tax operating margin increased compared to both of the prior periods due to a lower non-compensation ratio driven by an increase in revenues, which was partially offset by higher acquisition-related compensation costs.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Sept. 30,	June 30,	Sept. 30,	3Q '17	3Q '17
(Amounts in thousands)	2017	2017	2016	vs. 2Q '17	vs. 3Q '16
Management and performance fees	$12,140	$13,689	$13,903	(11.3)%	(12.7)%
Investment income	$439	$283	$461	55.1%	(4.8)%
Operating expenses	$126,394	$13,645	$12,651	826.3%	899.1%
Pre-tax operating income/(loss)	$(113,815)	$327	$1,713	N/M	N/M
Pre-tax operating margin	(904.8)%	2.3%	11.9%
N/M — Not meaningful

•
AUM was $7.6 billion at the end of the third quarter of 2017, compared to $8.4 billion in the year-ago period and $8.6 billion at the end of the second quarter of 2017. The decline in AUM sequentially is primarily attributable to our remixing efforts as we exited our more narrow Japan value product offering during the quarter.

•
Management and performance fees of $12.1 million decreased 13% and 11% compared to the year-ago period and the sequential quarter, respectively, due primarily to lower management fees from our equity strategies. The decrease resulted from lower average AUM due to net client outflows which were exacerbated by our efforts to remix our product offerings to a broader set of more scalable products.

•
Operating expenses for the current quarter were $126.4 million, compared to $12.7 million and $13.6 million for the year-ago period and the second quarter of 2017, respectively. In the third quarter of 2017, we recorded a non-cash goodwill impairment charge of $114.4 million.

•	The negative segment pre-tax operating margin in the third quarter of 2017 is due to the $114.4 million goodwill impairment charge.

Non-GAAP Results and Commentary
Throughout this section of the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation and non-compensation expenses from acquisition-related agreements, (4) restructuring and acquisition integration costs and (5) goodwill impairment charges. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Sept. 30,	June 30,	Sept. 30,	3Q '17	3Q '17
(Amounts in thousands)	2017	2017	2016	vs. 2Q '17	vs. 3Q '16
Adjusted net revenues	$228,972	$181,806	$184,637	25.9%	24.0%
Adjusted operating expenses	$179,269	$152,847	$154,378	17.3%	16.1%
Adjusted pre-tax operating income	$49,703	$28,959	$30,259	71.6%	64.3%
Adjusted pre-tax operating margin	21.7%	15.9%	16.4%

The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for net revenues on a U.S. GAAP basis.

•
Adjusted operating expenses for the third quarter of 2017 were $179.3 million, up 16% and 17% compared to the third quarter of 2016 and the second quarter of 2017, respectively, due to higher compensation expenses as a result of increased revenues and profitability.

•
Adjusted segment pre-tax operating margin was 21.7% compared to 16.4% in the year-ago period and 15.9% in the second quarter of 2017. Adjusted pre-tax operating margin was higher compared to both of the prior periods due to operating leverage as a result of higher revenues. A comparison to our third quarter of 2016 results illustrates the impact of operating leverage. Adjusted net revenues increased 24% and adjusted operating expenses increased 16% compared to the third quarter of 2016, reflecting operating leverage in the business.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Sept. 30,	June 30,	Sept. 30,	3Q '17	3Q '17
(Amounts in thousands)	2017	2017	2016	vs. 2Q '17	vs. 3Q '16
Adjusted management and performance fees	$12,140	$13,689	$13,903	(11.3)%	(12.7)%
Adjusted investment income	$439	$283	$461	55.1%	(4.8)%
Adjusted operating expenses	$10,753	$12,368	$11,264	(13.1)%	(4.5)%
Adjusted pre-tax operating income	$1,826	$1,604	$3,100	13.8%	(41.1)%
Adjusted pre-tax operating margin	14.5%	11.5%	21.6%
Adjusted segment pre-tax operating margin excluding investment income *	11.4%	9.7%	19.0%
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income, a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The difference between our operating expenses on a U.S. GAAP basis and our adjusted operating expenses on a non-GAAP basis is due to goodwill impairment charges and intangible asset amortization expense. See the discussion above on AUM.

•
Adjusted operating expenses for the third quarter of 2017 were $10.8 million, down 5% and 13% compared to the third quarter of 2016 and the second quarter of 2017, respectively, due to lower expenses resulting from reduced headcount associated with our product remixing efforts.

•
Adjusted segment pre-tax operating margin was 14.5% compared to 21.6% in the year-ago period and 11.5% in the second quarter of 2017. Excluding investment income on firm capital invested in our strategies, adjusted segment pre-tax operating margin related to our core asset management operations was 11.4% in the third quarter of 2017, compared to 19.0% in the year-ago period and 9.7% in the sequential quarter. Adjusted pre-tax operating margin declined compared to the third quarter of 2016 due to lower management fees. Adjusted pre-tax operating margin improved compared to the second quarter of 2017 due to lower non-compensation expenses.

Income Taxes
Effective as of January 1, 2017, new accounting guidance requires us to recognize the income tax effects of stock-based compensation awards in the income statement when the awards vest, rather than as additional paid-in capital. For the three and nine months ended September 30, 2017, we recorded a tax benefit of $0.3 million and $9.1 million, respectively, related to restricted stock vesting at values greater than the grant price.

Dividends
Our Board of Directors has declared a cash dividend on the company's common stock of $0.3125 per share to be paid on December 15, 2017, to shareholders of record as of the close of business on November 29, 2017. We initiated the payment of a dividend in the first quarter of 2017 as another way of returning capital to our shareholders and reflects the level and stability of our earnings.

Additional Shareholder Information

	For the Quarter Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Full time employees	1,275	1,291	1,299
Equity financings
# of transactions	16	17	25
Capital raised	$1.9 billion	$3.9 billion	$4.9 billion
Municipal negotiated issuances
# of transactions	139	140	184
Par value	$3.4 billion	$3.5 billion	$4.3 billion
Advisory transactions
# of transactions	43	46	46
Aggregate deal value	$11.3 billion	$8.1 billion	$5.8 billion
Asset Management
AUM	$7.6 billion	$8.6 billion	$8.4 billion
Common shareholders’ equity	$738.3 million	$789.6 million	$784.5 million
Number of common shares outstanding (in thousands)	12,900	12,873	12,275
Rolling 12 month return on average common shareholders’ equity *	(6.8)%	1.0%	3.6%
Adjusted rolling 12 month return on average common shareholders’ equity †	13.9%	12.4%	8.4%
Book value per share	$57.23	$61.34	$63.91
Tangible book value per share ‡	$48.89	$43.79	$37.80

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Common shareholders’ equity	$738,266	$789,575	$784,480
Deduct: goodwill and identifiable intangible assets	107,623	225,808	320,480
Tangible common shareholders’ equity	$630,643	$563,767	$464,000

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thursday, October 26, 2017, at 9:00 a.m. ET (8:00 a.m. CT). The earnings release will be available on or after October 26, 2017, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888) 810-0209 or (706) 902-1361 (international) and referencing reservation #91872036. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12:00 p.m. ET (11:00 a.m. CT) on October 26, 2017 at the same Web address or by calling (855) 859-2056 and referencing reservation #91872036.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: (612)303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about political, economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory, capital markets and public finance transactions (including our performance in specific sectors and the outlook for future quarters), as well as our equity and fixed income brokerage and our asset management business, anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including the diversification of our product platform and growth in public finance, asset management, and corporate advisory), our remixing efforts for current product offerings, our ability to pay quarterly dividends to our shareholders, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from equity and debt financings and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2016, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2017 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,		June 30,	Sept. 30,	3Q '17	3Q '17	Sept. 30,		Sept. 30,	Percent
(Amounts in thousands, except per share data)	2017		2017	2016	vs. 2Q '17	vs. 3Q '16	2017		2016	Inc/(Dec)
Revenues:
Investment banking	$190,482		$138,528	$136,682	37.5%	39.4%	$461,260		$338,034	36.5%
Institutional brokerage	34,873		37,074	42,189	(5.9)	(17.3)	111,083		122,423	(9.3)
Asset management	12,818		15,186	15,256	(15.6)	(16.0)	44,011		43,699	0.7
Interest	7,164		7,766	7,343	(7.8)	(2.4)	22,649		24,094	(6.0)
Investment income/(loss)	(422)		5,453	4,806	N/M	N/M	15,406		14,019	9.9
Total revenues	244,915		204,007	206,276	20.1	18.7	654,409		542,269	20.7

Interest expense	4,348		6,262	5,429	(30.6)	(19.9)	15,568		17,383	(10.4)

Net revenues	240,567		197,745	200,847	21.7	19.8	638,841		524,886	21.7

Non-interest expenses:
Compensation and benefits	169,469		134,314	135,186	26.2	25.4	438,161		356,770	22.8
Outside services	7,495		9,789	10,288	(23.4)	(27.1)	27,612		28,923	(4.5)
Occupancy and equipment	8,127		8,257	8,743	(1.6)	(7.0)	24,846		25,311	(1.8)
Communications	7,136		7,273	7,845	(1.9)	(9.0)	22,025		22,469	(2.0)
Marketing and business development	6,683		8,282	7,629	(19.3)	(12.4)	22,512		23,804	(5.4)
Trade execution and clearance	2,125		1,928	2,008	10.2	5.8	5,864		5,686	3.1
Restructuring and integration costs	—		—	—	—	—	—		10,206	(100.0)
Goodwill impairment	114,363		—	—	N/M	N/M	114,363		—	N/M
Intangible asset amortization	3,822		3,822	8,010	—	(52.3)	11,466		15,400	(25.5)
Back office conversion costs	1,293		868	—	49.0	N/M	3,027		—	N/M
Other operating expenses	2,290		3,345	2,687	(31.5)	(14.8)	8,525		7,915	7.7
Total non-interest expenses	322,803		177,878	182,396	81.5	77.0	678,401		496,484	36.6

Income/(loss) before income tax expense/(benefit)	(82,236)		19,867	18,451	N/M	N/M	(39,560)		28,402	N/M

Income tax expense/(benefit)	(31,423)		4,906	6,515	N/M	N/M	(26,912)		8,767	N/M

Net income/(loss)	(50,813)		14,961	11,936	N/M	N/M	(12,648)		19,635	N/M

Net income/(loss) applicable to noncontrolling interests	(1,100)		1,388	1,278	N/M	N/M	3,217		4,602	(30.1)

Net income/(loss) applicable to Piper Jaffray Companies (a)	$(49,713)		$13,573	$10,658	N/M	N/M	$(15,865)		$15,033	N/M

Net income/(loss) applicable to Piper Jaffray Companies’ common shareholders (a)	$(50,415)		$11,522	$8,582	N/M	N/M	$(18,106)		$12,476	N/M

Earnings/(loss) per common share
Basic	$(3.91)		$0.89	$0.70	N/M	N/M	$(1.42)		$0.98	N/M
Diluted	$(3.91)	(b)	$0.89	$0.70	N/M	N/M	$(1.42)	(b)	$0.97	N/M

Dividends declared per common share	$0.31		$0.31	$—	—	N/M	$0.94		$—	N/M

Weighted average number of common shares outstanding
Basic	12,898		12,826	12,282	0.6%	5.0%	12,774		12,787	(0.1)%
Diluted	12,975		12,937	12,298	0.3%	5.5%	12,945		12,801	1.1%
N/M — Not meaningful

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

(b)	Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,		June 30,	Sept. 30,	3Q '17	3Q '17	Sept. 30,		Sept. 30,	Percent
(Dollars in thousands)	2017		2017	2016	vs. 2Q '17	vs. 3Q '16	2017		2016	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$22,117		$24,730	$30,479	(10.6)%	(27.4)%	$70,229		$53,831	30.5%
Debt	21,687		21,971	30,898	(1.3)	(29.8)	60,066		80,195	(25.1)
Advisory services	146,816		92,507	75,230	58.7	95.2	332,205		204,971	62.1
Total investment banking	190,620		139,208	136,607	36.9	39.5	462,500		338,997	36.4

Institutional sales and trading
Equities	18,410		20,569	20,492	(10.5)	(10.2)	59,085		62,773	(5.9)
Fixed income	20,676		19,221	25,812	7.6	(19.9)	63,137		71,818	(12.1)
Total institutional sales and trading	39,086		39,790	46,304	(1.8)	(15.6)	122,222		134,591	(9.2)

Management and performance fees	678		1,497	1,353	(54.7)	(49.9)	4,172		4,112	1.5

Investment income/(loss)	(660)		5,307	4,472	N/M	N/M	15,155		14,009	8.2

Long-term financing expenses	(1,736)		(2,029)	(2,253)	(14.4)	(22.9)	(6,003)		(6,838)	(12.2)

Net revenues	227,988		183,773	186,483	24.1	22.3	598,046		484,871	23.3

Operating expenses	196,409		164,233	169,745	19.6	15.7	524,702		460,628	13.9

Segment pre-tax operating income	$31,579		$19,540	$16,738	61.6%	88.7%	$73,344		$24,243	202.5%

Segment pre-tax operating margin	13.9%		10.6%	9.0%			12.3%		5.0%

Asset Management
Management and performance fees
Management fees	$12,140		$13,689	$13,903	(11.3)%	(12.7)%	$39,839		$39,587	0.6%
Performance fees	—		—	—	—	—	—		—	—
Total management and performance fees	12,140		13,689	13,903	(11.3)	(12.7)	39,839		39,587	0.6

Investment income	439		283	461	55.1	(4.8)	956		428	123.4

Net revenues	12,579		13,972	14,364	(10.0)	(12.4)	40,795		40,015	1.9

Operating expenses	126,394	(a)	13,645	12,651	826.3	899.1	153,699	(a)	35,856	328.7

Segment pre-tax operating income/(loss)	$(113,815)		$327	$1,713	N/M	N/M	$(112,904)		$4,159	N/M

Segment pre-tax operating margin	(904.8)%		2.3%	11.9%			(276.8)%		10.4%

Total
Net revenues	$240,567		$197,745	$200,847	21.7%	19.8%	$638,841		$524,886	21.7%

Operating expenses	322,803	(a)	177,878	182,396	81.5	77.0	678,401	(a)	496,484	36.6

Pre-tax operating income/(loss)	$(82,236)		$19,867	$18,451	N/M	N/M	$(39,560)		$28,402	N/M

Pre-tax operating margin	(34.2)%		10.0%	9.2%			(6.2)%		5.4%
N/M — Not meaningful
(a) Includes a $114.4 million goodwill impairment charge

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '17	3Q '17	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2017	2017	2016	vs. 2Q '17	vs. 3Q '16	2017	2016	Inc/(Dec)
Revenues:
Investment banking	$190,482	$138,528	$136,682	37.5%	39.4%	$461,260	$338,034	36.5%
Institutional brokerage	34,873	37,074	42,128	(5.9)	(17.2)	111,083	122,240	(9.1)
Asset management	12,818	15,186	15,256	(15.6)	(16.0)	44,011	43,699	0.7
Interest	7,164	7,766	6,811	(7.8)	5.2	22,649	22,582	0.3
Investment income	562	3,486	3,373	(83.9)	(83.3)	10,526	8,682	21.2
Total revenues	245,899	202,040	204,250	21.7	20.4	649,529	535,237	21.4

Interest expense	4,348	6,262	5,249	(30.6)	(17.2)	15,568	16,841	(7.6)

Adjusted net revenues (2)	$241,551	$195,778	$199,001	23.4%	21.4%	$633,961	$518,396	22.3%

Non-interest expenses:
Adjusted compensation and benefits (3)	$155,160	$126,223	$127,010	22.9%	22.2%	$407,860	$335,226	21.7%
Ratio of adjusted compensation and benefits to adjusted net revenues	64.2%	64.5%	63.8%			64.3%	64.7%

Adjusted non-compensation expenses (4)	$34,862	$38,992	$38,632	(10.6)%	(9.8)%	$112,320	$112,220	0.1%
Ratio of adjusted non-compensation expenses to adjusted net revenues	14.4%	19.9%	19.4%			17.7%	21.6%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$51,529	$30,563	$33,359	68.6%	54.5%	$113,781	$70,950	60.4%
Adjusted operating margin (6)	21.3%	15.6%	16.8%			17.9%	13.7%

Adjusted income tax expense (7)	19,008	9,289	12,383	104.6	53.5	32,505	25,427	27.8

Adjusted net income (8)	$32,521	$21,274	$20,976	52.9%	55.0%	$81,276	$45,523	78.5%
Effective tax rate (9)	36.9%	30.4%	37.1%			28.6%	35.8%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$27,718	$18,062	$16,890	53.5%	64.1%	$68,584	$37,781	81.5%

Adjusted earnings per diluted common share	$2.13	$1.40	$1.37	52.1%	55.5%	$5.31	$2.95	80.0%

Weighted average number of common shares outstanding
Diluted	12,975	12,937	12,298	0.3%	5.5%	12,945	12,801	1.1%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '17	3Q '17	Sept. 30,	Sept. 30,	Percent
(Dollars in thousands)	2017	2017	2016	vs. 2Q '17	vs. 3Q '16	2017	2016	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$22,117	$24,730	$30,479	(10.6)%	(27.4)%	$70,229	$53,831	30.5%
Debt	21,687	21,971	30,898	(1.3)	(29.8)	60,066	80,195	(25.1)
Advisory services	146,816	92,507	75,230	58.7	95.2	332,205	204,971	62.1
Total investment banking	190,620	139,208	136,607	36.9	39.5	462,500	338,997	36.4

Institutional sales and trading
Equities	18,410	20,569	20,492	(10.5)	(10.2)	59,085	62,773	(5.9)
Fixed income	20,676	19,221	25,399	7.6	(18.6)	63,137	70,665	(10.7)
Total institutional sales and trading	39,086	39,790	45,891	(1.8)	(14.8)	122,222	133,438	(8.4)

Management and performance fees	678	1,497	1,353	(54.7)	(49.9)	4,172	4,112	1.5

Investment income	324	3,340	3,039	(90.3)	(89.3)	10,275	8,672	18.5

Long-term financing expenses	(1,736)	(2,029)	(2,253)	(14.4)	(22.9)	(6,003)	(6,838)	(12.2)

Adjusted net revenues (2)	228,972	181,806	184,637	25.9	24.0	593,166	478,381	24.0

Adjusted operating expenses (12)	179,269	152,847	154,378	17.3	16.1	484,677	415,760	16.6

Adjusted segment pre-tax operating income	$49,703	$28,959	$30,259	71.6%	64.3%	$108,489	$62,621	73.2%

Adjusted segment pre-tax operating margin (6)	21.7%	15.9%	16.4%			18.3%	13.1%

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	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '17	3Q '17	Sept. 30,	Sept. 30,	Percent
(Dollars in thousands)	2017	2017	2016	vs. 2Q '17	vs. 3Q '16	2017	2016	Inc/(Dec)
Asset Management
Management and performance fees
Management fees	$12,140	$13,689	$13,903	(11.3)%	(12.7)%	$39,839	$39,587	0.6%
Performance fees	—	—	—	—	—	—	—	—
Total management and performance fees	12,140	13,689	13,903	(11.3)	(12.7)	39,839	39,587	0.6

Investment income	439	283	461	55.1	(4.8)	956	428	123.4

Net revenues	12,579	13,972	14,364	(10.0)	(12.4)	40,795	40,015	1.9

Adjusted operating expenses (13)	10,753	12,368	11,264	(13.1)	(4.5)	35,503	31,686	12.0

Adjusted segment pre-tax operating income (13)	$1,826	$1,604	$3,100	13.8%	(41.1)%	$5,292	$8,329	(36.5)%

Adjusted segment pre-tax operating margin (6)	14.5%	11.5%	21.6%			13.0%	20.8%

Adjusted segment pre-tax operating margin excluding investment income *	11.4%	9.7%	19.0%			10.9%	20.0%

Total
Adjusted net revenues (2)	$241,551	$195,778	$199,001	23.4%	21.4%	$633,961	$518,396	22.3%

Adjusted operating expenses	190,022	165,215	165,642	15.0	14.7	520,180	447,446	16.3

Adjusted pre-tax operating income (5)	$51,529	$30,563	$33,359	68.6%	54.5%	$113,781	$70,950	60.4%

Adjusted pre-tax operating margin (6)	21.3%	15.6%	16.8%			17.9%	13.7%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income, a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$240,567	$197,745	$200,847	$638,841	$524,886
Adjustments:
Revenue related to noncontrolling interests (11)	984	(1,967)	(1,846)	(4,880)	(6,490)
Adjusted net revenues	$241,551	$195,778	$199,001	$633,961	$518,396

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$169,469	$134,314	$135,186	$438,161	$356,770
Adjustments:
Compensation from acquisition-related agreements	(14,309)	(8,091)	(8,176)	(30,301)	(21,544)
Adjusted compensation and benefits	$155,160	$126,223	$127,010	$407,860	$335,226

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$153,334	$43,564	$47,210	$240,240	$139,714
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(116)	(579)	(568)	(1,663)	(1,888)
Restructuring and integration costs	—	—	—	—	(10,206)
Goodwill impairment	(114,363)	—	—	(114,363)	—
Amortization of intangible assets related to acquisitions	(3,822)	(3,822)	(8,010)	(11,466)	(15,400)
Non-compensation expenses from acquisition-related agreements	(171)	(171)	—	(428)	—
Adjusted non-compensation expenses	$34,862	$38,992	$38,632	$112,320	$112,220

Income/(loss) before income tax expense/(benefit):
Income/(loss) before income tax expense/(benefit) – U.S. GAAP basis	$(82,236)	$19,867	$18,451	$(39,560)	$28,402
Adjustments:
Revenue related to noncontrolling interests (11)	984	(1,967)	(1,846)	(4,880)	(6,490)
Expenses related to noncontrolling interests (11)	116	579	568	1,663	1,888
Compensation from acquisition-related agreements	14,309	8,091	8,176	30,301	21,544
Restructuring and integration costs	—	—	—	—	10,206
Goodwill impairment	114,363	—	—	114,363	—
Amortization of intangible assets related to acquisitions	3,822	3,822	8,010	11,466	15,400
Non-compensation expenses from acquisition-related agreements	171	171	—	428	—
Adjusted income before adjusted income tax expense	$51,529	$30,563	$33,359	$113,781	$70,950

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$(31,423)	$4,906	$6,515	$(26,912)	$8,767
Tax effect of adjustments:
Compensation from acquisition-related agreements	4,865	2,843	2,752	10,803	7,477
Restructuring and integration costs	—	—	—	—	3,192
Goodwill impairment	44,144	—	—	44,144	—
Amortization of intangible assets related to acquisitions	1,475	1,474	3,116	4,424	5,991
Non-compensation expenses from acquisition related agreements	(53)	66	—	46	—
Adjusted income tax expense	$19,008	$9,289	$12,383	$32,505	$25,427

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	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Net income/(loss) applicable to Piper Jaffray Companies:
Net income/(loss) applicable to Piper Jaffray Companies – U.S. GAAP basis	$(49,713)	$13,573	$10,658	$(15,865)	$15,033
Adjustments:
Compensation from acquisition-related agreements	9,444	5,248	5,424	19,498	14,067
Restructuring and integration costs	—	—	—	—	7,014
Goodwill impairment	70,219	—	—	70,219	—
Amortization of intangible assets related to acquisitions	2,347	2,348	4,894	7,042	9,409
Non-compensation expenses from acquisition-related agreements	224	105	—	382	—
Adjusted net income	$32,521	$21,274	$20,976	$81,276	$45,523

Net income/(loss) applicable to Piper Jaffray Companies' common shareholders:
Net income/(loss) applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$(50,415)	$11,522	$8,582	$(18,106)	$12,476
Adjustment for loss allocated to participating shares (10)	8,045	—	—	4,719	—
	(42,370)	11,522	8,582	(13,387)	12,476
Adjustments:
Compensation from acquisition-related agreements	8,049	4,457	4,367	16,453	11,675
Restructuring and integration costs	—	—	—	—	5,821
Goodwill impairment	59,848	—	—	59,254	—
Amortization of intangible assets related to acquisitions	2,000	1,993	3,941	5,942	7,809
Non-compensation expenses from acquisition-related agreements	191	90	—	322	—
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$27,718	$18,062	$16,890	$68,584	$37,781

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$(3.91)	$0.89	$0.70	$(1.42)	$0.97
Adjustment for loss allocated to participating shares (10)	0.64	—	—	0.39	—
	(3.27)	0.89	0.70	(1.03)	0.97
Adjustments:
Compensation from acquisition-related agreements	0.62	0.34	0.36	1.27	0.91
Restructuring and integration costs	—	—	—	—	0.45
Goodwill impairment	4.61	—	—	4.58	—
Amortization of intangible assets related to acquisitions	0.15	0.15	0.32	0.46	0.61
Non-compensation expenses from acquisition-related agreements	0.02	0.01	—	0.03	—
Adjusted earnings per diluted common share	$2.13	$1.40	$1.37	$5.31	$2.95

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	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$227,988	$183,773	$186,483	$598,046	$484,871
Adjustments:
Revenue related to noncontrolling interests (11)	984	(1,967)	(1,846)	(4,880)	(6,490)
Adjusted net revenues	$228,972	$181,806	$184,637	$593,166	$478,381

Operating expenses:
Operating expenses – U.S. GAAP basis	$196,409	$164,233	$169,745	$524,702	$460,628
Adjustments:
Expenses related to noncontrolling interests (11)	(116)	(579)	(568)	(1,663)	(1,888)
Compensation from acquisition-related agreements	(14,309)	(8,091)	(8,176)	(30,301)	(21,544)
Restructuring and integration costs	—	—	—	—	(10,197)
Amortization of intangible assets related to acquisitions	(2,544)	(2,545)	(6,623)	(7,633)	(11,239)
Non-compensation expenses from acquisition-related agreements	(171)	(171)	—	(428)	—
Adjusted operating expenses	$179,269	$152,847	$154,378	$484,677	$415,760

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$31,579	$19,540	$16,738	$73,344	$24,243
Adjustments:
Revenue related to noncontrolling interests (11)	984	(1,967)	(1,846)	(4,880)	(6,490)
Expenses related to noncontrolling interests (11)	116	579	568	1,663	1,888
Compensation from acquisition-related agreements	14,309	8,091	8,176	30,301	21,544
Restructuring and integration costs	—	—	—	—	10,197
Amortization of intangible assets related to acquisitions	2,544	2,545	6,623	7,633	11,239
Non-compensation expenses from acquisition-related agreements	171	171	—	428	—
Adjusted segment pre-tax operating income	$49,703	$28,959	$30,259	$108,489	$62,621

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$126,394	$13,645	$12,651	$153,699	$35,856
Adjustments:
Restructuring and integration costs	—	—	—	—	(9)
Goodwill impairment	(114,363)	—	—	(114,363)	—
Amortization of intangible assets related to acquisitions	(1,278)	(1,277)	(1,387)	(3,833)	(4,161)
Adjusted operating expenses	$10,753	$12,368	$11,264	$35,503	$31,686

Segment pre-tax operating income/(loss):
Segment pre-tax operating income/(loss) – U.S. GAAP basis	$(113,815)	$327	$1,713	$(112,904)	$4,159
Adjustments:
Restructuring and integration costs	—	—	—	—	9
Goodwill impairment	114,363	—	—	114,363	—
Amortization of intangible assets related to acquisitions	1,278	1,277	1,387	3,833	4,161
Adjusted segment pre-tax operating income	$1,826	$1,604	$3,100	$5,292	$8,329

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs, (d) amortization of intangible assets related to acquisitions and (e) goodwill impairment charges.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs, (d) amortization of intangible assets related to acquisitions and (e) goodwill impairment charges.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions, (d) goodwill impairment charges and (e) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. No allocation of undistributed earnings is made for periods in which a loss in incurred.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) restructuring and integration costs, (b) amortization of intangible assets related to acquisitions and (c) goodwill impairment charges.